Exhibit 10.6
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter called the “Amendment”) is made this 29th day of February, 2008, by and between GTS SERVICES LLC, an Ohio limited liability company of 5876 Darrow Road, Hudson, Ohio 44236 (“Landlord”), and GROUP TRANSPORTATION SERVICES, INC. (“Tenant”).
RECITALS
     WHEREAS, pursuant to that certain Lease Agreement dated July 1, 2005, by and between Landlord and Tenant (the “Lease”), Landlord let, leased and demised to Tenant approximately 24,000 square feet of the office building (the “Office Building”) located at 5876 Darrow Road, City of Hudson Village, County of Summit, State of Ohio (the “Premises”); and
     WHEREAS, the parties desire to modify and amend certain provisions of the Lease, all as more specifically set forth hereinbelow.
AMENDMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, and notwithstanding any provision contained in the Lease to the contrary, the parties hereto agree as follows:
     1. Recitals. The foregoing Recitals are true and correct and are hereby incorporated into the body of this Amendment as if fully set forth herein.
     2. Defined Terms. Any capitalized terms not otherwise defined herein shall have the same meaning as ascribed to such term in the Lease.
     3. Effective Date. This Amendment shall be effective upon its full execution by Landlord and Tenant (the “Effective Date”).
     4. Landlord Lien Waiver. From time to time upon request of Tenant, Landlord hereby agrees to execute and deliver to such lender as Tenant may designate a Landlord Lien Waiver Agreement in the form attached hereto as Exhibit A.
     5. Base Rent. The last three sentences of the first paragraph of Section 3 of the Lease shall be deleted in its entirety and replaced with the following language:
“Commencing on July 1, 2008, and on the first day of July of each year thereafter (the “Adjustment Date”) Base Rent shall be adjusted by the same percentage (the “Percentage Increase”) as the change in the Consumer Price Index (the “CPI”) for the period of January 1 through December 31 of the previous calendar year, determined by subtracting the CPI effective as of January 1 of the preceding calendar year (the “Base CPI”) from the CPI effective as of December 31 of the preceding calendar year (the “Target CPI”) to calculate the CPI point change (the “CPI Point Change”) and then dividing the CPI Point Change by the Base CPI and multiplying the result by 100. The specific “CPI” means the Consumer Price Index — All Urban Consumers (U.S. City Average, All Items: Base 1982-84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics for the Midwest Region. In the event the foregoing CPI is no longer published, Landlord and Tenant shall determine another index of similar nature showing changes in the cost of living to be used to calculate the adjustments in the Base Rent (the “Adjusted Base Rent”). As an illustration, only, and not by way of limitation, assume that the Base CPI is 103 and the Target CPI is 106, and that Base Rent prior to the Adjustment Date is $10,000.00. The CPI and Adjusted Base Rent are calculated as follows:
CPI
[Target CPI] less [Base CPI] = CPI Point Change
[106] less [103] = 3
[CPI Point Change] / [Base CPI] = CPI
[3] / [103] = .029
[.029] x 100 = 2.9%
Adjusted Base Rent shall be:
[$10,000.00] x 102.9% = $10,290.00
Landlord shall provide written notice to Tenant at least ten (10) days prior to each Adjustment Date of the Adjusted Base Rent, setting forth therein: (a) the calculation of the Adjusted Base Rent; and (b) attaching a copy of the CPI for January 1 and December 31 of the preceding calendar year, along with Landlord’s calculations.”
     6. The following new Section 37 is hereby added to the Lease:
     “37. Condemnation. If any part of the Office Building, including the Premises, is condemned, Landlord shall promptly restore the Office Building, including the Premises, to the extent reasonably practicable. If Tenant determines that Tenant cannot reasonably continue to operate its business operations at the Premises as a result of a condemnation or threatened condemnation, then Tenant shall have the right to terminate the Lease, in which event: (i) Landlord shall pro-rate and refund to Tenant any unearned Base Rent and Additional Rent as of the date of termination of the Lease, (ii) Landlord shall return the Security Deposit to Tenant, subject to Landlord’s rights under Section 4 of the Lease, (iii) Tenant shall remove its property and assets, including fixtures, trade fixtures, and personal property prior to the date of termination, and (iv) neither Landlord nor Tenant shall have any further obligations to the other, except for those obligations that survive a termination of the Lease.”
     7. The following new Section 38 is hereby added to the Lease:
     “38. Rent Abatement. Base Rent and Additional Rent shall be abated (to the extent that Tenant’s use and enjoyment of the Premises, including Tenant’s business operations, are interrupted, interfered with or disrupted) during any period that the Premises, including any portions of the Office Building and common areas that are reasonably necessary for Tenant’s use and enjoyment of the Premises, are damaged, destroyed or under repair, renovation or restoration following any casualty or condemnation, as provided under Sections 14 and 37 of the Lease.”
     8. Section 24 of the Lease is hereby amended by adding the following phrase at the end of the second sentence under such section:
“, which consent and approval shall not be unreasonably withheld, conditioned or delayed.”
     9. The following new Section 39 is hereby added to the Lease:
     “39. Indemnification of Tenant. Landlord hereby agrees to defend, indemnify and hold harmless Tenant and its parent, affiliates and subsidiaries for, from and against all losses, liabilities, damages, obligations, demands, claims, liens, judgments, actions, suits, costs and expenses (including reasonable attorneys’ fees) due to any uncured material breach or uncured material default of Landlord’s duties and obligations under the Lease.”
     10. Estoppel Provisions. Landlord hereby represents, warrants and confirms to Tenant as of the Effective Date, as follows:
          A. Landlord owns the Office Building, including the Premises, subject to all liens, mortgages or other encumbrances of record.
          B. The Term of the Lease expires June 30, 2020.
          C. The Lease is in full force and effect.
          D. Landlord has no claims against Tenant under or pursuant to the Lease. Tenant is not in default under the Lease, and Tenant has performed all of its duties and obligations that are required to be performed by Tenant as of the Effective Date. No event or condition exists which, with the passage of time, the giving of notice, or both, would constitute a default by Tenant under the Lease.
          E. Base Rent and Additional Rent have been paid through February 29, 2008.
     11. Access to and Inspection of Premises. An additional sentence is added to the end of Section 21 of the Lease and shall read as follows:
     “In connection with any entry or inspection of the Premises by Landlord, Landlord shall not interfere with, disrupt or interrupt any of the Tenant’s business operations.”
     12. The following new Section 40 is hereby added to the Lease:
     “40. Tenant’s Leasehold Financing. Tenant shall have the right to encumber its leasehold interest, provided that Landlord’s interest in the Premises and in the Lease shall not be encumbered by Tenant’s leasehold financing encumbrance.”

     13. Tenant’s Remedies. Upon the occurrence of any breach or default by Landlord in the performance of its duties and obligations under the Lease, and upon notice by Tenant to Landlord allowing Landlord a 15-day period in which to cure, or use its best efforts to diligently pursue a cure of, such breach or default, Tenant may exercise any rights and enforce any remedies available to Tenant under the Lease or at law or in equity, including, without limitation, the right to: (i) perform Landlord’s unperformed duties and obligations, in which event Landlord shall promptly reimburse Tenant for all costs and expenses incurred in connection with Tenant’s cure or attempted cure of Landlord’s obligations, including reasonable attorneys’ fees, or Tenant may set off rent against such costs and expenses, (ii) recover from Landlord all of Tenant’s costs incurred and damages suffered as a result of Landlord’s breach, and/or (iii) terminate this Lease, in which event: (a) Landlord shall pro-rate and refund to Tenant any unearned Base Rent and Additional Rent as of the date of termination of the Lease, (b) Landlord shall return the Security Deposit to Tenant, (c) Tenant shall remove its property and assets, including fixtures, trade fixtures, and personal property, and (d) neither Landlord nor Tenant shall have any further obligations to the other, except for those obligations that survive a termination of the Lease.
     14.  Notices. From and after the Effective Date, the address of Tenant for purposes of giving notices to Tenant under the Lease shall be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, electronic mail, telecopy (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties at the following addresses (or at such other address as the parties may specify by notice given pursuant to this Section):
To the Tenant:
c/o Thayer/Hidden Creek
4508 IDS Center
Minneapolis, Minnesota 55402
Attn: Scott Rued
Managing Partner
Fax: (612) 332-2012
Email: srued@thayerhiddencreek.com
To the Landlord:
c/o Michael P. Valentine
21 Fox Chase Lane
Hudson, Ohio 44236
     15. The Following new Section 41 is hereby added to the Lease:
     “41. Miscellaneous.

          (a) The provisions of this Amendment shall remain in full force and effect for the duration of the term (and, as applicable, the extended term) of the Lease.
          (b) Except as otherwise modified herein, all of the terms and conditions of the Lease shall remain in full force and effect. The Lease, as amended herein, constitutes the entire agreement between the parties hereto, and no further modification of the Lease shall be binding unless evidenced by an amendment in writing signed by Landlord and Tenant after the Effective Date.
          (c) The captions and paragraph numbers appearing in this Amendment are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions in this Amendment.
          (d) This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.”
[Signature Page Follows]

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the date and year first above written.

LANDLORD: GTS SERVICES LLC, an Ohio limited liability company
By:	/s/ Michael P. Valentine
	Name:	Michael P. Valentine
	Title:	Managing Member

TENANT: GROUP TRANSPORTATION SERVICES, INC.
By:	/s/ Michael P. Valentine
	Name:	Michael P. Valentine
	Title:	CEO
Signature page for GTS Lease Amendment